Exhibit 99

CONSOLIDATED FINANCIAL STATEMENTS

DARA BioSciences, Inc.

(A Development Stage Company)

Years Ended December 31, 2007 and 2006, and Period from June 22, 2002

  (inception) through December 31, 2007

With Report of Independent Auditors

DARA BioSciences, Inc.

Consolidated Financial Statements

Years Ended December 31, 2007 and 2006

Report of Independent Auditors

The Board of Directors and Stockholders

DARA BioSciences, Inc.

We have audited the accompanying consolidated balance sheets of DARA BioSciences, Inc. (a development stage company) as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and for the period from June 22, 2002 (inception) through December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, in 2007 the Company adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FAS 109. In 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of DARA BioSciences, Inc. at December 31, 2007 and 2006, and the consolidated results of its operations and its cash flows for the years then ended, and for the period from June 22, 2002 (inception) through December 31, 2007 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Raleigh, North Carolina

May 6, 2008

DARA BioSciences, Inc.

(A Development Stage Company)

Consolidated Balance Sheets

	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$8,263,006	$12,274,641
Marketable securities	–	1,637,180
Interest receivable	44,439	38,949
Prepaid expenses	34,648	–
Due from affiliates	–	86,368

Total current assets	8,342,093	14,037,138

Furniture, fixtures and equipment, net	60,299	81,758
Prepaid license fee, net	580,000	–
Investments	222,879	4,547,886

Total assets	9,205,271	$18,666,782

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$344,597	$154,547
Dividend payable	–	3,083,156
Accrued liabilities	430,215	432,854
Income tax liability	237,548	–
Current portion of notes payable	–	1,427,458

Total current liabilities	1,012,360	5,098,015
Deferred lease obligation	4,918	12,998
Minority interest in subsidiary	978,174	–

Stockholders’ equity:
Series A convertible preferred stock, $.001 par value; 5,000,000 shares authorized, 5,000,000 shares issued and outstanding at December 31, 2007 and 2006 (aggregate liquidation preference of $5,000,000)	5,000	5,000
Series B convertible preferred stock, $.001 par value; 8,500,000 shares authorized, 6,350,333 shares issued and outstanding at December 31, 2007 and 2006 (aggregate liquidation preference of $19,050,999)	6,350	6,350
Common stock, $.001 par value; 40,000,000 shares authorized, 14,087,824 and 14,081,157 shares issued and outstanding at December 31, 2007 and 2006, respectively	14,088	14,081
Additional paid in capital	19,380,796	18,774,678
Common stock warrants	784,180	784,180
Less stock subscription receivable	–	(242,500)
Accumulated other comprehensive income	–	5,447,536
Deficit accumulated during the development stage	(12,980,595)	(11,233,556)

Total stockholders’ equity	7,209,819	13,555,769

Total liabilities and stockholders’ equity	$9,205,271	$18,666,782

See accompanying notes.

DARA BioSciences, Inc.

(A Development Stage Company)

Consolidated Statements of Operations

	Year Ended December 31,		Period from June 22, 2002 (inception) through December 31, 2007

	2007	2006
Operating expenses:
Research and development	$3,074,005	$2,985,256	$10,047,768
General and administrative	3,535,963	2,599,269	11,923,555

Total operating expenses	6,609,968	5,584,525	21,971,323

Loss from operations	(6,609,968)	(5,584,525)	(21,971,323)

Other income (expense):
Gain on distribution of nonmonetary asset	2,658,251	—	4,669,043
Other income (expense), net	(317,235)	48,180	135,899
Interest income, net	504,400	274,768	666,148
Gain on sale of marketable securities	1,773,087	3,876,545	5,649,632

Other income (expense)	4,618,503	4,199,493	11,120,722

Loss before undistributed loss in equity method investments and minority interest	(1,991,465)	(1,385,032)	(10,850,601)

Minority interest	463,774	—	463,774
Undistributed loss in equity method investments	—	(580,258)	(2,374,422)

Net loss	$(1,527,691)	$(1,965,290)	$(12,761,249)

See accompanying notes.

DARA BioSciences, Inc.

(A Development Stage Company)

Consolidated Statements of Stockholders’ Equity

	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Common Stock Warrants	Stock Subscription Receivable	Deficit Accumulated During the Development Stage	Accumulated Other Comprehensive (Loss) Income	Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount
Issuance of common stock to founders	—	$—	—	$—	1,040,000	$1,040	$—	$—	$—	$—	$—	$1,040
Net loss	—	—	—	—	—	—	—	—	—	(111,563)	—	(111,563)

Balance at December 31, 2002	—	—	—	—	1,040,000	1,040	—	—	—	(111,563)	—	(110,523)
Issuance of common stock	—	—	—	—	4,960,000	4,960	—	—	—	—	—	4,960
Issuance of preferred stock, net of issuance costs of $176,959	3,335,000	3,335	—	—	—	—	3,158,041	—	—	—	—	3,161,376
Issuance of common stock warrants	—	—	—	—	—	—	(79,870)	79,870	—	—	—	—
Share based compensation	—	—	—	—	—	—	57,000	—	—	—	—	57,000
Net loss and comprehensive loss	—	—	—	—	—	—	—	—	—	(589,010)	—	(589,010)

Balance at December 31, 2003	3,335,000	3,335	—	—	6,000,000	6,000	3,135,171	79,870	—	(700,573)	—	2,523,803
Issuance of common stock	—	—	—	—	292,400	293	174,707	—	—	—	—	175,000
Issuance of preferred stock, net of issuance costs of $155,948	1,665,000	1,665	360,000	360	—	—	2,589,052	—	—	—	—	2,591,077
Stock subscription receivable	—	—	—	—	262,500	262	242,238	—	(242,500)	—	—	—
Issuance of options for services	—	—	—	—	—	—	12,254	—	—	—	—	12,254
Share based compensation	—	—	—	—	—	—	94,219	—	—	—	—	94,219
Issuance of common stock warrants	—	—	—	—	—	—	(72,220)	72,220	—	—	—	—
Net loss and comprehensive loss	—	—	—	—	—	—	—	—	—	(3,949,039)	—	(3,949,039)

Balance at December 31, 2004	5,000,000	$5,000	360,000	$360	6,554,900	$6,555	$6,175,421	$152,090	$(242,500)	$(4,649,612)	$—	$1,447,314

DARA BioSciences, Inc.

(A Development Stage Company)

Consolidated Statements of Stockholders’ Equity (continued)

	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Common Stock Warrants	Stock Subscription Receivable	Deficit Accumulated During the Development Stage	Accumulated Other Comprehensive (Loss) Income	Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2004	5,000,000	$5,000	360,000	$360	6,554,900	$6,555	$6,175,421	$152,090	$(242,500)	$(4,649,612)	$—	$1,447,314
Common stock dividend	—	—	—	—	6,878,264	6,878	(6,878)	—	—	—	—	—
Issuance of common stock	—	—	—	—	126,310	126	67,474	—	—	—	—	67,600
Issuance of preferred stock, net of issuance costs of $88,877	—	—	1,715,334	1,715	—		4,793,625	—	—	—	—	4,795,340
Issuance of options for services	—	—	—	—	—	—	16,304		—	—	—	16,304
Share based compensation	—	—	—	—	—	—	1,224,805	—	—	—	—	1,224,805
Issuance of common stock warrants	—	—	—	—	—	—	(601,420)	601,420	—	—	—	—
Dividend of Medivation, Inc. stock	—	—	—	—	—	—	(2,532,600)	—	—	—	—	(2,532,600)
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	—	(4,618,654)	—	(4,618,654)
Unrealized gain on investments	—	—	—	—	—	—	—	—	—	—	647,572	647,572

Comprehensive loss												(3,971,082)

Balance at December 31, 2005	5,000,000	$5,000	2,075,334	$2,075	13,559,474	$13,559	$9,136,731	$753,510	$(242,500)	$(9,268,266)	$647,572	$1,047,681

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Common Stock Warrants	Stock Subscription Receivable	Deficit Accumulated During the Development Stage	Accumulated Other Comprehensive (Loss) Income	Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2005	5,000,000	$5,000	2,075,334	$2,075	13,559,474	$13,559	$9,136,731	$753,510	$(242,500)	$(9,268,266)	$647,572	$1,047,681
Issuance of common stock	—	—	—	—	50	—	50	—	—	—	—	50
Non-cash exercise of options	—	—	—	—	160,833	161	(161)	—	—	—	—	—
Issuance of preferred stock, net of issuance costs of $487,987	—	—	4,274,999	4,275	—	—	12,332,739	—	—	—	—	12,337,014
Non-cash exercise of warrants	—	—	—	—	334,133	334	151,756	(152,090)	—	—	—	—
Issuance of common stock warrants	—	—	—	—	26,667	27	85,274	(5,300)	—	—	—	80,001
Warrants issued	—	—	—	—	—	—	(188,060)	188,060	—	—	—	—
Share based compensation	—	—	—	—	—	—	339,505	—	—	—	—	339,505
Distribution of Surgi-vision, Inc. stock	—	—	—	—	—	—	(3,083,156)	—	—	—	—	(3,083,156)
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	—	(1,965,290)	—	(1,965,290)
Unrealized gain on investments		—	—	—	—	—	—	—	—	—	4,799,964	4,799,964

Comprehensive loss												2,834,674

Balance at December 31, 2006	5,000,000	$5,000	6,350,333	$6,350	14,081,157	$14,081	$18,774,678	$784,180	$(242,500)	$(11,233,556)	$5,447,536	$13,555,769

DARA BioSciences, Inc.

(A Development Stage Company)

Consolidated Statements of Stockholders’ Equity (continued)

	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Common Stock Warrants	Stock Subscription Receivable	Deficit Accumulated During the Development Stage	Accumulated Other Comprehensive (Loss) Income	Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2006	5,000,000	$5,000	6,350,333	$6,350	14,081,157	$14,081	$18,774,678	$784,180	$(242,500)	$(11,233,556)	$5,447,536	$13,555,769
Increase in reserves for uncertain tax positions per FIN 48 adoption	—	—	—	—	—	—	—	—	—	(219,348)	—	(219,348)
Issuance of common stock	—	—	—	—	6,667	7	15,993	—	—	—	—	16,000
Share based compensation	—	—	—	—	—	—	590,125	—	—	—	—	590,125
Cancellation of subscription receivable	—	—	—	—	—	—	—	—	242,500	—	—	242,500
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	—	(1,527,691)	—	(1,527,691)
Reversal of unrealized gain on investment and marketable securities	—	—	—	—	—	—	—	—	—	—	(5,447,536)	(5,447,536)

Comprehensive loss												$(6,975,227)

Balance at December 31, 2007	5,000,000	$5,000	6,350,333	$6,350	14,087,824	$14,088	$19,380,796	$784,180	$—	$(12,980,595)	$—	$7,209,819

See accompanying notes.

DARA BioSciences, Inc.

(A Development Stage Company)

Consolidated Statements of Cash Flows

	2007	2006	Period From June 22, 2002 (inception) through December 31, 2007
Operating activities:
Net loss	$(1,527,691)	$(1,965,290)	$(12,761,249)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	46,391	26,528	101,175
Forgiveness of stock subscription receivable	242,500	—	242,500
Recognition of expense related to nonmonetary asset	—	—	1,035,589
Minority interest in subsidiary	(463,774)	—	(463,774)
Loss from equity investment	—	580,258	2,374,422
Accretion of Debt Discount	14,490	133,863	406,359
Share issued to directors for services	16,000	—	16,000
Share-based compensation	590,125	339,505	2,334,213
Expense of warrants issued with convertible notes	—	4,860	4,860
Loss on disposal of furniture, fixtures and equipment	—	13,029	18,039
Gain on distribution of nonmonetary asset	(2,658,251)	—	(4,669,043)
Gain on sale of marketable securities	(1,773,087)	(3,876,545)	(5,649,632)
Deferred lease obligation	(8,080)	5,934	4,919
Changes in operating assets and liabilities:
Interest receivable	(5,490)	(25,935)	(44,439)
Other receivables	—	2,100	—
Prepaid license fee and other prepaid expenses	(634,648)	—	(634,648)
Due from affiliates	86,368	236,265	—
Accounts payable	190,050	(168,339)	14,597
Accrued liabilities	105,307	150,017	538,161

Net cash used in operating activities	(5,779,790)	(4,543,750)	(17,131,951)

Investing activities:
Purchases of furniture, fixtures, and equipment	(4,932)	(9,637)	(160,471)
Proceeds from sale of furniture fixtures and equipment	—	408	958
Purchase of investments in affiliates	—	—	(2,471,400)
Issuance of notes receivable	—	—	(1,400,000)
Proceeds from sale of marketable securities	1,773,087	—	1,773,087
Payments on notes receivable	—	—	711,045
Proceeds from sale of investment in affiliates	—	3,905,692	3,905,692

Net cash provided by investing activities	1,768,155	3,896,463	2,358,911
Financing activities:
Proceeds from issuance of notes payable	—	—	105,000
Principal payments on notes payable	—	(80,000)	(255,000)
Proceeds from exercise of options and warrants	—	80,051	80,051
Proceeds from issuance of preferred stock and common stock, net of issuance costs	—	12,337,014	23,105,995

Net cash provided by financing activities	—	12,337,065	23,036,046

Net (decrease) increase in cash and cash equivalents	(4,011,635)	11,689,778	8,263,006
Cash and cash equivalents at beginning of period	12,274,641	584,863	—

Cash and cash equivalents at end of period	$8,263,006	$12,274,641	$8,263,006

DARA BioSciences, Inc.

(A Development Stage Company)

Consolidated Statements of Cash Flows (continued)

	Year Ended December 31,		Period From June 22, 2002 (inception) through December 31, 2007

	2007	2006
Supplemental disclosure of non-cash financing activity:
Equipment purchased through financing	$—	$—	$20,518
Advances to stockholders for stock issued	—	—	1,040
Payable accrued for stock issuance	—	—	350,000
Note issued for stock issuance	—	—	150,000
Note issued for prepaid license fee	—	—	1,000,000
Note received for stock issuance	—	—	(242,500)
Stock received for consideration of outstanding loans	—	—	(427,280)
Forgiveness of stock subscription receivable	242,500	—	242,500
Shares issued to directors for services	16,000	—	16,000
Conversion of note into equity of subsidiary	1,441,948	—	1,441,948

	$1,700,448	$—	$2,552,226

See accompanying notes.

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2007

1. Description of Business and Basis of Presentation

DARA BioSciences, Inc. (a development stage company) (DARA or the Company), headquartered in Raleigh, North Carolina, was incorporated on June 22, 2002. The Company is a development stage company that acquires therapeutic candidates for medical technology. To date, the Company has focused its development efforts on metabolic diseases and central nervous system disorders such as therapeutics for the treatment of neuropathic pain, diabetes and obesity, and also in the prevention and treatment of diabetic complications. The Company’s key strategy is to acquire, develop, and commercialize products that are already in clinical development as well as to commercialize earlier stage products and technologies that are based on discoveries that have the potential to transform medicine and drug development. Additionally, the Company has historically acquired interests in other companies having technologies to further its goals.

On February 12, 2008, DARA BioSciences, Inc. completed a merger transaction (the Merger) with Point Therapeutics, Inc. (Point), contemplated by the Agreement and Plan of Merger dated October 9, 2007, as amended December 19, 2007 (the Merger Agreement), among the Company, DP Acquisition Corp., a wholly-owned subsidiary of Point (Merger Sub), and Point, a publicly held development stage pharmaceutical company based in Boston, Massachusetts.

As a result of the transaction, Merger Sub merged with and into DARA, with DARA surviving as a wholly-owned subsidiary of Point. The requisite stockholder votes were received at the DARA special meeting held on January 28, 2008 and the Point annual meeting held on February 12, 2008. Upon consummation of the merger and pursuant to the terms of the merger agreement, Point changed its name to DARA BioSciences, Inc.

The financial information included in these financial statements is that of DARA prior to the merger and not that of Point.

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

1. Description of Business and Basis of Presentation (continued)

The activities of the Company have primarily consisted of establishing offices and research facilities, recruiting personnel, conducting research and development, performing business and financial planning and raising capital. Accordingly, the Company is considered to be in the development stage. The Company has incurred losses since inception through December 31, 2007 of $12,761,249 and expects to continue to incur losses and require additional financial resources to achieve commercialization of its products.

The Company’s business is subject to significant risks consistent with biotechnology companies that are developing technologies and eventually products for human therapeutic use. These risks include, but are not limited to, uncertainties regarding research and development, access to capital, obtaining and enforcing patents, receiving regulatory approval and competition with other biotechnology and pharmaceutical companies.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of DARA BioSciences, Inc. and its majority-owned subsidiaries: MIKKO Pharmaceuticals; DARA Therapeutics, Inc.; OnsetThera, Inc.; Signum Pharmaceuticals, Inc.; and NYVARA Pharmaceuticals, Inc. The Company has control of all subsidiaries, and as such they are all consolidated in the presentation of the consolidated financial statements. All significant intercompany transactions have been eliminated in the consolidation. In December 2006, the Company filed articles of dissolution for OnsetThera, Inc. and NYVARA Pharmaceuticals, Inc.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents approximate their fair value.

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Investments and Marketable Securities

The Company accounts for its investments in marketable securities in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Management determines the appropriate classification of securities at the time of purchase. To date, all marketable securities have been classified as available-for-sale, and are carried at fair value with unrealized gains and losses reported as a component of accumulated other comprehensive income (loss) in stockholders’ equity. The Company views its available-for-sale portfolio as available for use in current operations. Accordingly, the Company has classified all marketable securities as short-term.

The Company’s other investments include investments in privately-held companies. Pursuant to APB 18, The Equity Method of Accounting for Investments in Common Stock (APB 18), the Company accounts for these investments either at historical cost, or if the Company has significant influence over the investee, the Company accounts for these investments using the equity method of accounting.

The Company reviews all investments for indicators of impairment. In making impairment determinations for investments in privately-held companies and investments in available-for-sale securities, the Company considers certain factors, including each company’s cash position, financing needs, earnings, revenue outlook, operational performance, management or ownership changes as well as competition. In making impairment determinations for investments of available-for-sale securities, the Company also reviews the current market price for other-than-temporary declines in values following the guidance required by Financial Accounting Standards Board (FASB) Emerging Issues Task Force Issue 03-01, The Meaning of Other-Than Temporary Impairment and Its Application to Certain Investments.

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Furniture, Fixtures and Equipment

Furniture, fixtures and equipment are stated at cost and depreciated over the estimated useful lives of the assets using the straight-line method.

Long-Lived Assets

Long-lived assets include furniture, fixtures and equipment and certain purchased intangible assets included in the balance sheet. The Company reviews long-lived assets for impairment annually, or whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. Through December 31, 2007 there have been no such impairments.

Research and Development Costs

The Company expenses research and development costs as incurred. Research and development costs include personnel and personnel related costs, costs associated with clinical trials, including amounts paid to clinical research organizations and clinical investigators, manufacturing, process development and clinical product supply costs, research costs and other consulting and professional services, and allocated facility and related expenses.

Share-Based Compensation

The Company grants stock options for a fixed number of shares to employees, members of the board of directors and consultants.

Prior to January 1, 2006, the Company accounted for share-based employee compensation arrangements using the intrinsic value method in accordance with the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and related interpretations, including FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25 (FIN 44) as permitted by SFAS No. 123 (SFAS 123), Accounting for Stock-Based Compensation. In accordance with APB 25, share-based compensation is calculated using the intrinsic value method and represents the difference between the deemed per share market price of the stock and the per share exercise price of the stock option. The resulting share-based compensation is deferred and amortized to expense over the vesting period, which is generally three years. For variable awards, compensation expense is measured each period as the incremental difference between the fair value of the shares and the exercise price of the stock options. Compensation expense relating to variable awards is recorded using a graded vesting model in accordance with FASB Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans (FIN 28).

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123R, Share-Based Payment (SFAS 123R). SFAS 123R replaces SFAS 123 and supersedes APB 25. Under SFAS 123R, share-based awards, including stock options, are recorded at fair value as of the grant date and recognized to expense over the employee’s requisite service period (generally the vesting period) which the Company has elected to amortize on a straight-line basis. Because non-cash stock compensation expense is based on awards ultimately expected to vest, it has been reduced by an estimate for future forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The pro forma disclosures previously permitted under SFAS 123 no longer will be an alternative to financial statement recognition and the Company will no longer be able to apply the minimum value method and instead must calculate the fair value of its employee stock options using an estimated volatility rate.

The Company adopted the provisions of SFAS 123R using the prospective transition method. Under the prospective transition method non-public entities that previously applied SFAS 123 using the minimum-value method for financial statement recognition or pro forma disclosure purposes will continue to account for non-vested equity awards outstanding at the date of adoption of SFAS 123R in the same manner as they had been accounted for prior to the adoption (APB 25 intrinsic value method for the Company). All awards granted, modified or settled after the date of adoption have been accounted for using the measurement, recognition and attribution provisions of SFAS 123R.

With the adoption of SFAS 123R, the Company has elected to use the Black-Scholes option pricing model to determine the fair value of options granted. Share price volatility is a statistical measure of the expected fluctuations (upward and downward) in an entity’s share price over time. Because there is no trading history for its common shares, the Company estimates expected volatility based on an analysis of historical stock price data reported for a peer group of public companies. The expected life is the length of time options are expected to be outstanding before being exercised. The Company estimates expected life using the “simplified method as allowed under the provision of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 107, Share-Based Payment. The simplified method uses an average of the option vesting period and the option’s original contractual term. The Company uses the implied yield of U.S. Treasury instruments with terms consistent with the expected life of options as the risk-free interest rate. SFAS 123R requires companies to estimate a forfeiture rate for options and accordingly reduce the compensation expense reported. The Company used historical data among other factors to estimate the forfeiture rate.

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The weighted average assumptions utilized to determine fair value are summarized in the following table:

	Year Ended December 31,
	2007	2006
Dividend yield	–	–
Volatility	75%	75%
Weighted-average expected life (in years)	5.77	5.77
Risk free interest rate	3.5	4.6
Forfeiture	10%	10%

As of December 31, 2007 and 2006, there was approximately $1,758,259 and $491,646, respectively, of unrecognized compensation expense recorded which will be recognized over a weighted average remaining period of 2.71 and 2.65 years, respectively. The intrinsic value of options exercised for 2007 and 2006 was $0 and $369,919, respectively.

The Company recognized share-based compensation expense as follows:

	Year Ended December 31,		Period from June 22, 2002 (inception) through December 31, 2007

	2007	2006
Research and development	$389,498	$28,080	$541,934
General and administrative	200,627	311,425	1,792,279

Total share-based compensation	$590,125	$339,505	$2,334,213

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of Emerging Issues Task Force (EITF) No. 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, using a fair-value approach. The equity instruments, consisting of stock options and warrants granted to lenders and consultants, are valued using the Black-Scholes valuation model. The measurement of share-based compensation is subject to periodic adjustments as the underlying equity instruments vest and are recognized as an expense over the term of the related financing or the period over which services are received. The Company recognized share-based compensation expense for awards to non-employees totaling $1,706 and $111,392 for the years ended December 31, 2007 and 2006, respectively, and $714,998 for the period from June 22, 2002 (inception) through December 31, 2007.

Income Taxes

The liability method is used in accounting for income taxes as required by SFAS No. 109, Accounting for Income Taxes, (SFAS 109). Under this method, deferred tax assets and liabilities are recognized for operating loss and tax credit carryforwards and for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that such assets will be realized.

On January 1, 2007, the Company adopted Financial Accounting Standards Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS 109. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition. The Company’s policy is to classify any interest or penalties recognized in accordance with FIN 48 as interest expense or an expense other than income tax expense, respectively.

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and marketable securities. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which these deposits are held.

Comprehensive Loss

SFAS No. 130, Reporting Comprehensive Income, requires components of other comprehensive income, including gains and losses on available-for-sale investments and equity method investments, to be included as part of total comprehensive income. The Company displays comprehensive income (loss) and its components as part of the statement of stockholders’ equity. Comprehensive income (loss) consists of net loss and unrealized gains and losses on available-for-sale investments and equity method investments.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Impact of Recently Issued Accounting Standards

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS 157), to provide enhanced guidance when using fair value to measure assets and liabilities. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 applies whenever other pronouncements require or permit assets or liabilities to be measured at fair value and, while not requiring new fair value measurements, may change current practices. SFAS 157 is effective for the Company beginning in fiscal year 2008. The Company is currently evaluating the impact SFAS 157 will have on its financial statements.

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (SFAS 159). SFAS 159 permits companies to choose to measure certain financial instruments and certain other items at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings. SFAS 159 will become effective for the Company beginning in the first quarter of fiscal year 2009. The Company is currently evaluating the impact that SFAS 159 will have on its consolidated financial statements.

3. Loan Receivable From Related Party

On October 9, 2007, the Company announced that it had entered into a definitive merger agreement to merge with Point Therapeutics, Inc. (Point). All Point costs and expenses incurred in connection with the merger agreement, up to an aggregate of $400,000 were to be paid by the Company. At December 31, 2007 the Company paid $388,609 of which the Company would be fully reimbursed if the merger were not completed. The merger was consummated on February 12, 2008.

At December 31, 2007 the Company was due to receive from Point $388,609 per the merger agreement. Point’s obligations under the Loan Agreement were forgiven in their entirety in connection with the closing of the Merger on February 12, 2008. As a result, the Company recognized an impairment for the full amount of the loan and recorded a loss on extinguishment of debt in other income (expense), net in the statement of operations.

4. Due from Affiliates

All amounts due from majority owned subsidiaries have been eliminated in the consolidated financial statements. During 2007 and 2006, the Company advanced certain funds and charged an allocation for certain management costs and indirect corporate overhead to each of the subsidiaries and to its two unconsolidated affiliates, Medeikon Corporation (Medeikon) and Surgi-Vision, Inc. (Surgi-Vision). In 2007 and 2006, the Company charged a total of $67,516 and $73,650 in management fees to its two unconsolidated affiliates; was paid a total of approximately $153,883 and $195,000 of management fees; and wrote off $0 and $200,000, respectively. As of December 31, 2007 and 2006, the amounts due from unconsolidated affiliates were $0 and $86,368, respectively.

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

5. Investments and Marketable Securities

Medivation, Inc.

During fiscal 2003, the Company had a $900 investment in Medivation, Inc. (Medivation). During 2004, Medivation merged with Orion Acquisition Corp II (Orion) and the Company’s $900 was converted into shares equivalent to 2,212,830 shares of common stock of Orion in a reverse merger conversion. The Company also acquired, through conversion of debt to equity, an additional 444,487 shares and held warrants with an exercise price of $1.55 per share for 161,290 shares.

During fiscal 2005, the Company declared and paid a dividend to its stockholders in the form of 2,010,000 shares of common stock of Medivation. The Company’s stockholders received approximately 14  1/2 shares of Medivation for every one hundred shares of the Company’s capital stock held. As a result, the Company recorded charges against retained earnings of $2,532,600, which represents the aggregate market value of the shares of Medivation that were issued as a dividend. In connection with this transaction, the Company recognized a gain of $2,010,792 in 2005, representing the excess of the aggregate market value of the shares of Medivation issued over the aggregate carrying value of these shares. This investment was carried at its original cost and accounted for using the cost method of accounting for investments in accordance with APB 18.

On December 18, 2006, the Company acquired 114,288 shares of common stock in Medivation, Inc., a publicly traded corporation, (NASDAQ-GM; MDVN) by surrendering warrants in a cashless exercise. The Company sold 10,800 shares of Medivation common stock prior to December 31, 2006. At December 31, 2006, the Company owned 103,488 shares of Medivation common stock. These shares were classified as marketable securities. The Company recorded gross unrealized gains in excess of their investment carrying amount of $1,637,180 at December 31, 2006. The estimated fair value of this investment was $1,637,180 at December 31, 2006.

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

5. Investments and Marketable Securities (continued)

During 2007, the Company sold all of the securities in Medivation, Inc. held at December 31, 2006 for gross proceeds of $1,773,087. The Company recognized a gain on the sale of marketable securities of $1,773,087 for the year ended December 31, 2007. Upon the sale of Medivation, Inc. shares, the Company reversed the unrealized gain recorded in other comprehensive income of $1,637,180.

Surgi-Vision

During fiscal 2004, the Company invested $2,000,000 for 9,094,970 shares of Surgi-Vision common stock representing a 46.0% ownership interest. In accordance with APB 18, the Company evaluated its ownership interest and determined that it had the ability to exercise significant influence over the operations of Surgi-Vision and determined that the investment should be accounted for under the equity method. Application of the equity method resulted in an equity method loss in Surgi-Vision for the years ended December 31, 2004, 2005, and 2006 of $641,880, $395,400, and $225,590, respectively, reducing the carrying amount of the investment to $1,358,119, $962,715 and $737,129 at December 31, 2004, 2005, and 2006, respectively.

On September 29, 2006, the Company declared a dividend payable to stockholders of record as of December 1, 2006 of common stock of Surgi-Vision to all investors and vested stock option holders of 6,166,312 and 178,688 shares, respectively. At the time of the declaration, the Company had recorded an unrealized gain of $3,810,356 relating to the shares in other comprehensive income. Upon distribution of Surgi-Vision shares in January 2007, the Company realized a gain of $2,658,251. Immediately subsequent to the distribution of Surgi-Vision shares, the Company’s ownership percentage decreased to approximately 10%, below the threshold suggested by APB 18 required to impart significant influence. As such, in accordance with FASB Staff Position APB 18-1: Accounting by an Investor for Its Proportionate Share of Accumulated Other Comprehensive Income of an Investee Accounted for under the Equity Method in Accordance with APB Opinion No. 18 upon a Loss of Significant Influence, the Company offset the amount of other comprehensive income recorded in stockholder’s equity related to the remaining shares of Surgi-Vision against the carrying value of the investment. At December 31, 2007, the carrying amount of the investment was $222,479, which represents the Company’s cost basis in the remaining 2,749,970 shares adjusted for the impact of equity method adjustments prior to the dividend distribution.

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

5. Investments and Marketable Securities (continued)

Medeikon

During fiscal 2004, the Company acquired 1,171,944 shares of Medeikon for $600,000 representing a 15% ownership. The Company did not have the ability to exercise significant influence over the management of the investee company, and therefore the investment was carried at its original cost and accounted for using the cost method of accounting for investments in accordance with APB 18. During 2005, the Company invested an additional $350,000 in Medeikon resulting in an increase in ownership to 23.8%. In accordance with APB 18, the Company re-evaluated its ownership interest and whether it had the ability to exercise significant influence over the operation of Medeikon and determined that the additional investment triggered a change in accounting for the investment from the cost method to the equity method, which the Company followed in 2005. As required by APB 18, the investment and results of operations for the prior periods presented have been retroactively adjusted and restated to reflect the application of the equity method. During 2006, the Company invested an additional $100,000 in Medeikon resulting in an increase in ownership to approximately 25.4%.

The Company’s share of Medeikon’s loss for the year ended December 31, 2006 exceeded its basis. The loss of a minority interest is limited to the extent of equity capital. Application of the equity method resulted in an equity method loss in Medikon for the years ended December 31, 2004, 2005 and 2006 of $22,552, $734,327 and $293,121, respectively, and $1,050,000 for the period from June 22, 2002 (inception) through December 31, 2007. The carrying value at December 31, 2007 and 2006 of the investment in Medeikon was $0.

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

6. Furniture, Fixtures and Equipment, net

Furniture, fixtures and equipment consists of the following:

	December 31,
	2007	2006
Furniture and fixtures	$45,717	$52,716
Equipment	77,199	60,393
Computer software	5,612	4,245
Leasehold improvements	2,695	8,936

	131,223	126,290
Less accumulated depreciation	(70,924)	(44,532)

Furniture, fixtures and equipment, net	$60,299	$81,758

Furniture, fixtures and equipment are stated at cost. Depreciation of furniture, fixtures and equipment is computed using the straight-line method over the estimated useful lives (ranging from 3 to 5 years) of the assets beginning when the assets are placed in service. Depreciation expense for the years ended December 31, 2007 and 2006 was $26,391 and $26,350, respectively, and $81,171 for the period from June 22, 2002 (inception) through December 31, 2007.

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

7. Notes Payable

On May 3, 2004, the Company issued a promissory note (the 2004 Note) to a third party organization in consideration for the license of the patents and technological information related to the therapeutic application of a certain compound for neuropathic pain (see note 10). The principal amount of the 2004 Note was $1,000,000 and was settleable through issuance of $1,000,000 in common stock of DARA Therapeutics, Inc. (formerly DARA Pharmaceuticals, Inc.), a wholly owned subsidiary of the Company at the maturity date, or due and payable in two equal payments of $500,000 at May 3, 2006 and May 3, 2007, as well as an additional $500,000 if the full face of the note was repaid in cash. The original 2004 Note had no stated interest rate.

The Company accounted for the 2004 Note in accordance with APB 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants (APB 14), and utilized a discounted cash flow model with an incremental borrowing rate of 15% to determine the fair value of the 2004 Note. At May 3, 2004, the Company determined that the fair value of the 2004 Note was approximately $1,035,000 and recorded a discount of $465,000. Also, as part of the original agreement, if the Company elected to settle the debt through issuance of shares of DARA Therapeutics common stock (at a price per share as defined in the agreement), a repurchase put feature would be triggered. Under this repurchase feature, if DARA Therapeutics completed a sub-licensing or commercialization agreement with a third party using the compound technology, the third party would have the ability to require DARA Therapeutics to repurchase its shares of common stock at a price based upon the third party’s percentage of equity ownership in DARA Therapeutics as defined in the agreement.

On March 3, 2006, the promissory note was amended to extend the payment dates to March 3, 2007 and September 3, 2007 and accrue interest at 5% annually on $500,000 beginning March 3, 2006 and 5% annually on the remaining $500,000 beginning March 3, 2007.

Approximately $19,350 and $133,863 for the years ended December 31, 2007 and 2006, respectively, and $411,660 for the period from June 22, 2002 (inception) through December 31, 2007 of interest expense was attributable to the amortization of the debt discount and accrued interest on the 2004 Note.

On March 1, 2007, DARA Therapeutics settled the 2004 Note through the issuance of 333,334 shares of common stock of DARA Therapeutics representing 25% of the then outstanding stock of DARA Therapeutics. The Company recorded the issuance of DARA Therapeutics shares as minority interest in subsidiary in the amount of $1,441,948. The Company has recorded expenses attributable to the third party’s minority interest of $463,774 during 2007 which has reduced the minority interest in the subsidiary to $978,174 at December 31, 2007.

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

7. Notes Payable (continued)

On November 30, 2005, the Company issued convertible notes with a principal amount of $80,000. The notes were due November 30, 2006 and bore interest at 7%. The principal and accrued interest were convertible upon the next equity financing as defined in the agreement at a conversion price per share of 85% of the next equity financing. The holders had other conversion options to convert the notes into capital stock as defined in the agreement. The notes also had detachable warrants to purchase common stock based on terms as defined in the warrant agreement. The Company recorded the $5,400 fair value of the warrants as a discount on the notes. The warrants have a term of 5 years. On April 12, 2006, the notes and accrued interest totaling $85,600 were settled by the Company for cash. On November 30, 2006, the detachable warrants were exercised for cash proceeds to the Company of $80,000.

8. Stockholders’ Equity

Common Stock

The Company has authorized the issuance of 40,000,000 shares of common stock. The common stock has a par value of $.001 per share. At December 31, 2007 and 2006, there were 14,087,824 and 14,081,157 shares of common stock issued and outstanding, respectively. Holders of common stock are entitled to one vote for each share held and are entitled to any dividend declared. In connection with the issuance of common stock, the Company issued 187,500 warrants to purchase common stock to certain new common stock investors. These warrants had a fair value of $266,320 at December 31, 2007 and 2006.

Preferred Stock

The Company has authorized 25,000,000 shares of preferred stock. Five million shares have been designated as Series A Preferred Stock. The preferred stock has a par value of $.001 per share. At December 31, 2007 and 2006 there were 5,000,000 shares of Series A Preferred Stock issued and outstanding. Holders of preferred stock are entitled to vote the number of votes equal to the number of whole shares of common stock into which such shares of preferred stock could be converted. The Series A Preferred Stock may be converted into common stock at a one-for-one conversion rate and will automatically convert into common stock at the applicable conversion rate upon the closing of the Company’s initial public offering or the consent of holders of a majority of the outstanding shares of the Series A Preferred Stock.

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

8. Stockholders’ Equity (continued)

The initial conversion price of the Series A Preferred Stock is $1.00 and is subject to adjustment upon the occurrence of certain events. The preferred stock has no dividend rate; however, the Company will pay any dividends declared in equal amounts per share and Holders of preferred stock will participate in such dividends on an as-converted basis. The Company has not paid a cash dividend since inception.

In connection with the issuance of the Series A convertible preferred stock, the Company issued a total of 429,600 warrants to third party service providers to purchase common stock with an exercise price of $0.67. The warrants have a term of 5 years. The warrants had a fair value of $152,090 which represents direct financing costs. In December 2006, 429,600 warrants with an exercise price of $0.67 were converted into 334,133 shares of common stock through a cashless exercise.

During 2004, the Company designated 8,500,000 shares as Series B Preferred Stock. The Series B Preferred Stock has a par value of $.001 per share. At December 31, 2007, and 2006, there were 6,350,333 shares of Series B Preferred Stock issued and outstanding. Holders of preferred stock are entitled to vote the number of whole shares of common stock into which such shares of preferred stock could be converted. The Series B Preferred Stock may be converted into common stock at a one-to-one conversion rate and will automatically convert into common stock at the applicable conversion rate upon the closing of the Company’s initial public offering or the consent of holders of a majority of the outstanding shares of the Series B Preferred Stock. The initial conversion price of the Series B Preferred Stock is $3.00 and is subject to adjustment upon the occurrence of certain events. The preferred stock has no dividend rate; however, the Company will pay any dividend declared in equal amounts per share and holders of preferred stock will participate in such dividends on an as-converted basis. The Company has not paid a cash dividend since inception.

In connection with the issuances of Series B convertible preferred stock, the Company issued 217,241 and 172,533 warrants to third party service providers to purchase common stock with an exercise price of $2.00 and $3.00 in 2005 and 2006, respectively. The warrants have a term of five years. At December 31, 2005 and 2006, the warrants had a fair value of $329,800 and $188,060, respectively, which represents direct financing costs.

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

8. Stockholders’ Equity (continued)

In accordance with the Merger Agreement, each share of DARA common stock and preferred stock issued and outstanding immediately prior to the effective time of the merger ceased to be outstanding and was converted into the right to receive 1.031406 shares of Point common stock, plus cash in lieu of any fractional shares. Pursuant to the terms of the merger agreement, immediately prior to the consummation of the merger Point effected a reverse stock split of Point’s common stock. Pursuant to this reverse stock split, each 40 shares of common stock of Point issued and outstanding immediately prior to the merger was converted into one share of Point common stock.

Effective October 18, 2005, the board of directors designated 6,500,000 shares of Series C Preferred Stock. The Series C Preferred Stock has a par value of $.001. No shares of Series C Preferred Stock are issued and outstanding.

Stock Dividend

On April 28, 2005, the board of directors approved a three for two (3:2) stock split in the form of a stock dividend. Stockholders of record on April 28, 2005 received a stock dividend of one share of common stock for every two shares of capital stock (preferred or common) owned on that date.

Common Stock Reserved For Future Issuance

The Company has reserved authorized shares of common stock for future issuance as follows:

	December 31,
	2007	2006
Conversion of Series A and B preferred stock	11,350,333	11,350,333
Outstanding stock options	2,666,790	1,568,700
Possible future issuance under stock option plan	666,410	764,500
Outstanding warrants	577,274	577,274

	15,260,807	14,260,807

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

9. Share-Based Compensation

During 2003, the Company adopted a share-based compensation plan which provides for the granting of incentive stock options, non-qualified stock options, and stock grants (the 2003 Plan). The 2003 Plan provides for the granting by the board of directors of incentive stock options to employees and non-qualified stock options to employees, directors, and consultants of the Company or its subsidiaries. Options granted and shares underlying stock purchase rights issued under the 2003 Plan vest over periods determined by the board of directors, generally over three years, with 25% vested upon issuance and an additional 25% vested each of the successive three anniversary dates of the grant.

During 2008, the Company adopted a share-based compensation plan which proves for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, and stock grants (the 2008 Plan). The 2008 Plan provides for the granting by the board of Directors of incentive stock options to employees and non-qualified stock options to employees, directors, and consultants of the Company or its subsidiaries. Options granted and shares underlying stock purchase rights issued under the 2008 Plan vest over periods determined by the board of directors, generally over 3 years, with 25% vested upon issuance and an additional 25% vested each of the successive three anniversary dates of the grant.

For participants who own 10% or less of the total combined voting power of all classes of stock of the Company or its affiliate, an incentive stock option’s exercise price must not be less than estimated fair value and its maximum term is ten years. For participants who own more than 10% of the total combined voting power of all classes of stock of the Company or its affiliate, an incentive stock option’s exercise price must not be less than 110% of estimated fair value and its maximum term is five years. The maximum term of non-qualified stock options is determined by the administrator of the plan, which is the board of directors. Incentive stock options and non-qualified stock options were granted through December 31, 2007. These options are exercisable for a period not to exceed ten years and vesting for the options granted to date range from being 100% fully vested to 25% immediately vested and the remainder vesting over a three year period.

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

9. Share-Based Compensation (continued)

The following table summarizes activity under the Company’s stock option plan from March 12, 2003 (plan inception) through December 31, 2007:

	Shares Available for Grant	Shares Subject to Outstanding Options	Weighted Average Exercise Price
Shares authorized at March 12, 2003	1,000,000	—	$—
Options granted	(100,000)	100,000	0.53

Balance at December 31, 2003	900,000	100,000	0.53
Options granted	(605,000)	605,000	0.64
Options exercised	—	(393,750)	0.62
Options forfeited

Balance at December 31, 2004	295,000	311,250	0.63
Shares authorized on January 25, 2005	1,000,000
Options granted through April 28, 2005	(390,000)	390,000	1.93
Additional authorized shares due to stock dividend on April 28, 2005	1,000,000	—	—
Options granted as result of stock dividend on April 28, 2005	(547,500)	547,500	1.93
Options granted after April 28, 2005	(410,000)	410,000	1.93
Options exercised	—	(33,000)	0.53
Options forfeited	179,500	(179,500)	1.38

Balance at December 31, 2005	1,127,000	1,446,250	1.43
Options granted	(460,000)	460,000	2.40
Options exercised	—	(240,050)	0.75
Options forfeited	97,500	(97,500)	1.09

Balance at December 31, 2006	764,500	1,568,700	1.84
Shares authorized on January 16, 2007	1,000,000	—	—
Options granted	(1,159,540)	1,159,540	2.60
Options forfeited	61,450	(61,450)	2.30

Balance at December 31, 2007	666,410	2,666,790	$2.14

Vested and expected to vest at December 31, 2007		2,666,790	$2.16

Exercisable at December 31, 2007		1,261,635	$1.82

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

9. Share-Based Compensation (continued)

As of December 31, 2007 and 2006, the weighted-average remaining contractual term for outstanding stock options and for exercisable stock options was 8.45 years and 7.88 years, respectively, and the intrinsic value of these options was $1,440,200 and $1,299,420, respectively. The aggregate intrinsic value represents the total pre-tax intrinsic value, based on the Company’s stock price of $2.70 per share as of December 31, 2007, which would have been received by the option holders had all options holders exercised their options on December 31, 2007. This amount changes based on the fair market value of the Company’s stock.

During the year ended December 31, 2007, the Company granted 1,159,540 stock options with an estimated total grant date fair value of $2.60 per share.

The weighted-average grant date fair value per share of employee stock options granted during the years ended December 31, 2004, 2005, 2006 and 2007 was $0.10, $0.34, $1.63, and $1.80, respectively.

At December 31, 2006, options to purchase 1,411,830 shares with a weighted-average exercise price of $1.84 per share, a weighted-average remaining contractual term of 8.6 years and aggregate intrinsic value of $785,396 were vested or expected to vest. At December 31, 2006, options to purchase 724,663 shares with a weighted-average exercise price of $1.68 per share, a weighted-average remaining contractual term of 8.4 years and aggregate intrinsic value of $525,048 were exercisable. At December 31, 2007, options to purchase 2,400,111 shares with a weighted-average exercise price of $2.16 per share, a weighted-average remaining contractual term of 8.45 years and aggregate intrinsic value of $1,296,180 were vested or expected to vest.

At December 31, 2007, options to purchase 1,261,635 shares with a weighted-average exercise price of $1.82 per share, a weighted-average remaining contractual term of 7.88 years and aggregate intrinsic value of $1,110,529 were exercisable. The aggregate intrinsic value shown is equal to the difference between the exercise price of the underlying stock options and the fair value of the Company’s common stock for stock options that were in the money.

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

9. Share-Based Compensation (continued)

The following table summarizes information about stock options outstanding as of December 31, 2006:

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding at December 31, 2006	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Outstanding at December 31, 2006	Weighted Average Exercise Price
$0.53	30,000	7.1 years	$0.53	15,000	$0.53
$0.67	281,250	7.5 years	$0.67	188,438	$0.67
$1.60	412,500	8.1 years	$1.60	213,750	$1.60
$2.40	844,950	9.2 years	$2.40	307,745	$2.40

	1,568,700			724,933

The following table summarizes information about stock options outstanding as of December 31, 2007:

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding at December 31, 2007	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Outstanding at December 31, 2007	Weighted Average Exercise Price
$0.53	30,000	6.1 years	$0.53	30,000	$0.53
$0.67	281,250	6.5 years	$0.67	281,250	$0.67
$1.60	405,000	7.1 years	$1.60	307,500	$1.60
$2.40	1,195,540	8.6 years	$2.40	454,135	$2.40
$2.70	755,000	10.0 years	$2.70	188,750	$2.70

	2,666,790			1,261,635

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

9. Share-Based Compensation (continued)

The Company has issued new shares of common stock upon all exercises of stock options to date and does not currently expect to repurchase shares of common stock in future years to reserve for issuance upon exercise of stock options.

Notes Receivable from Stockholders

During December 2004, the Company entered into a restricted stock agreement with an independent consultant for the purchase 393,750 shares of common stock at an average exercise price of $0.62 per share. In connection with this restricted stock agreement, the independent consultant purchased the shares through issuance of a non-recourse loan to the Company which was secured by the Company’s stock. The note has a five-year term with a market rate of interest. In June 2005, the independent consultant became an employee of the Company and the terms of the loan agreement remained intact. In June 2006, the Company entered into an amended employment agreement with the employee which included forgiveness of the loan over a two-year period. This was subsequently amended by the board of directors to provide full forgiveness of the note on October 23, 2007. The Company recorded share based compensation associated with the note of $700,430, $20,000, and $255,325 for the years ended December 31, 2005, 2006 and 2007, respectively and $955,755 for the period from June 22, 2002 (inception) through December 31, 2007.

10. License Agreements

On May 4, 2004, the Company entered into a license agreement with a third party under which the Company received a worldwide non-exclusive license to develop and commercialize licensed products based on patents and technological information in exchange for a promissory note and a royalty agreement related to future products and processes resulting from the technology as defined in the agreement. The Company recorded $1,035,000 in research and development expense during 2004 related to the license.

On July 1, 2004 the Company entered into a license agreement for a compound for the treatment of pain and central and peripheral nervous system conditions or diseases. The Company made a $100,000 license fee payment in 2004 which was recorded in research and development expense. In addition, the Company will be obligated to make future payments upon achievement of certain milestones.

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

10. License Agreements (continued)

On October 8, 2007, the Company entered into an exclusive license agreement under which the Company received certain intellectual property rights. The Company made a $600,000 license fee payment in October 2007. The Company has capitalized this asset and will amortize the license over a five year period. The Company has amortized $20,000 for the year ended December 31, 2007. In addition, the Company will be obligated to make future payments upon achievement of certain milestones as well as royalty payments as defined in the agreement. Estimated amortization expense for the fiscal years ended 2008, 2009, 2010, 2011 and 2012 is expected to be $120,000, $120,000, $120,000, $120,000, and $100,000, respectively.

11. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities for federal income tax purposes are as follows:

	December 31,
	2007	2006
Deferred tax assets (liabilities):
Net operating loss carryforwards	$2,314,765	$1,833,897
Unrealized gain on marketable securities	–	(2,106,678)
Investments and other	1,125,082	1,233,351

Total deferred tax assets	3,439,847	960,570
Valuation allowance	(3,364,205)	(960,570)

Net deferred tax assets	$75,642	$–

The Company has provided a valuation allowance against the deferred tax assets recorded as of December 31, 2007 and 2006, due to uncertainties as to their ultimate realization. A portion of the deferred tax asset, approximately $75,000, has been realized based upon anticipated future realization.

As of December 31, 2007 and 2006, respectively, the Company had an estimated $4.8 million and $4.0 million of U.S. Federal net operating loss carryforwards that expire between 2022 and 2026. The Internal Revenue Code provides limitations on utilization of existing net operating losses and tax credit carryforward against future taxable income based upon changes in share ownership. If these changes have occurred, the ultimate realization of the net operating loss and R&D credit carryforwards could be permanently impaired.

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

11. Income Taxes (continued)

On January 1, 2007, the Company adopted FIN 48. There was a cumulative effect adjustment of $219,000 upon adoption and included in this amount is $24,900 related to penalties and interest. An additional $18,200 of penalties and interest on these liabilities was accrued in 2007. Since the Company has incurred cumulative operating losses since inception, all tax years remain open to examination by major jurisdictions.

The following is a rollforward of gross unrecognized tax positions:

Gross tax liability at December 31, 2006	$194,445
Changes in the current year	–

Gross tax liability at December 31, 2007	$194,445

12. Lease Commitments

During 2006, the Company reimbursed a certain officer, director and stockholder for use of certain office space in Florida in the amount of $2,000 per month through June, 2006. In prior years, the Company also reimbursed another officer, director and stockholder for office space located in Massachusetts in the amount of $500 per month. There were no formal lease agreements with these individuals for these premises.

During 2004, the Company entered into an operating lease agreement for its corporate office which contains a provision for future rent increases. In accordance with generally accepted accounting principles, the Company records monthly rent expense equal to the total of the payments due over the lease term divided by the number of months of the lease term. The difference between rent expense recorded and the amount actually paid is recorded as a deferred lease obligation, which is reflected as a separate line item in the accompanying balance sheet. As of December 31, 2007 and 2006, the deferred lease obligation was $4,918 and $12,998, respectively.

Lease expense for the years ended December 31, 2007 and 2006 was $75,216 and $79,830, respectively, and $267,916 for the period from July 22, 2002 (inception) through December 31, 2007.

On November 30, 2007 the Company entered into a lease agreement to move its corporate headquarters to 7,520 square feet of office space during the first quarter of 2008. The lease expires April 1, 2013.

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

12. Lease Commitments (continued)

The Company leases certain facilities and equipment under various operating leases. Future minimum lease commitments on operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2007 are as follows:

December 31,
2008	$136,287
2009	158,992
2010	162,614
2011	165,026
2012	169,144
Thereafter	42,544

Total	$834,607

13. Subsidiaries

During 2004, the Company organized several subsidiaries: Signum Pharmaceuticals, OnsetThera, Inc., and MIKKO Pharmaceuticals. Upon formation, the Company acquired 1,000,000 shares of each of the subsidiaries which represented 100% equity ownership. OnsetThera, Inc. and Signum Pharmaceuticals obtained licensing rights for certain patents and technologies during 2004 in exchange for certain payments and the sale to the licensors of a 40% and 25% equity ownership in the respective entities. These transactions reduced the Company’s ownership in OnsetThera, Inc. to 60% and its ownership in Signum Pharmaceuticals to 75%.

During 2005, the Company was issued 1,333,333 additional shares of Signum Pharmaceuticals, Inc. and 1,666,667 additional shares of OnsetThera, Inc. in consideration for expenses incurred and monies spent (or committed to be spent) for the benefit of Signum Pharmaceuticals, Inc. and OnsetThera, Inc. by the Company. The additional shares increased the Company’s investment in Signum Pharmaceuticals, Inc. and OnsetThera, Inc. from 75% and 60% to 87.5% and 80%, respectively.

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

13. Subsidiaries (continued)

During 2005, the Board of Directors authorized the creation of a new subsidiary, NYVARA Pharmaceuticals, Inc. Upon formation, the Company acquired 1,000,000 shares of the subsidiary representing 100% equity ownership. NYVARA obtained licensing rights for certain patents and technologies during 2005 in exchange for certain payments and the sale to the licensors of a 15% equity ownership in the entity. This transaction reduced the Company’s ownership in NYVARA Pharmaceuticals, Inc. to 85%.

Effective December 18, 2006, the Company filed certificates of dissolution for both OnsetThera, Inc. and NYVARA Pharmaceuticals, Inc.

14. Employee Benefit Plan

During 2005, the Company adopted a defined contribution employee benefit plan that covers all qualifying employees. The plan provides for voluntary employee contributions and a discretionary matching employer contribution equal to amounts that do not exceed the maximum amounts allowed by the Internal Revenue Service. Defined contribution plan expense for the years ended December 31, 2007 and 2006 was $48,471 and $46,400, respectively, and $119,631 for the period from June 22, 2002 (inception) through December 31, 2007.

15. Subsequent Events

On February 12, 2008, DARA completed a merger transaction with Point Therapeutics, Inc. pursuant to the Agreement and Plan of Merger dated October 9, 2007, as amended December 19, 2007, among Point, DP Acquisition Corp., a wholly-owned subsidiary of Point, and the Company. Pursuant to the Merger, each share of DARA common stock and preferred stock issued and outstanding immediately prior to the effective time of the Merger ceased to be outstanding and was converted into the right to receive 1.031406

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

15. Subsequent Events (continued)

shares of Point common stock, plus cash in lieu of any fractional shares. As a result of the transaction, the former DARA stockholders received 96.4% of Point’s outstanding shares of common stock on a fully-diluted basis and Merger Sub merged with and into DARA, with DARA surviving as a wholly-owned subsidiary of the Company. Upon consummation of the Merger, Point changed its name to DARA BioSciences, Inc.